Exhibit 99.1
For Additional Information Contact:
International Speedway Corporation
Charles N. Talbert
(386) 681-4281
KB Marine Holdings LLC
Alan Marcus
The Marcus Group
(973) 890-9590
FOR IMMEDIATE RELEASE
INTERNATIONAL SPEEDWAY CORPORATION AND KB MARINE HOLDINGS
ANNOUNCE EXTENSION ON THE CLOSING OF
THE STATEN ISLAND PROPERTY SALE
     DAYTONA BEACH, Fla. – September 7, 2010 – International Speedway Corporation (NASDAQ Global Select Market: ISCA; OTC Bulletin Board: ISCB) (“ISC”) today announced that it executed a second amendment (“Second Amendment”) to its definitive agreement (the “Agreement”) to sell its 676-acre parcel of property located in Staten Island, New York, to KB Marine Holdings LLC (“KB Holdings”). The Second Amendment provides an extension to KB Holdings to close the transaction on or before November 30, 2010. The total sales price is $88.0 million, $32.6 million of which is payable in cash at closing, non-refundable, and $54.4 million of which will be in the form of a promissory note payable on or before August 31, 2011. The promissory note will have a market-based interest rate and will be secured by a first priority security interest in the outstanding equity membership interests of 380 Development, LLC (“380 Development”), a wholly owned indirect subsidiary of ISC and owner of the Staten Island property.
     The Company expects the proceeds from the sale, net of applicable broker commissions and other closing costs will result in an immaterial gain or loss on the transaction upon closing.
     International Speedway Corporation is a leading promoter of motorsports activities, currently promoting more than 100 racing events annually as well as numerous other motorsports-related activities. The Company owns and/or operates 13 of the nation’s major motorsports entertainment facilities, including Daytona International Speedway® in Florida (home of the Daytona 500®); Talladega Superspeedway® in Alabama; Michigan International Speedway® located outside Detroit; Richmond International Raceway® in Virginia; Auto Club Speedway of Southern CaliforniaSM near Los Angeles; Kansas Speedway® in Kansas City, Kansas; Phoenix International Raceway® in Arizona; Chicagoland Speedway® and Route 66 RacewaySM near Chicago, Illinois; Homestead-Miami SpeedwaySM in Florida; Martinsville Speedway® in Virginia; Darlington Raceway® in South
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ISC SIGNS AN EXTENSION	PAGE 2
Carolina; and Watkins Glen International® in New York. In addition, ISC promotes major motorsports activities in Montreal, Quebec, through its wholly owned subsidiary, Stock-Car Montreal.
     The Company also owns and operates MRN® Radio, the nation’s largest independent sports radio network; the Daytona 500 ExperienceSM, the “Ultimate Motorsports Attraction” in Daytona Beach, Florida, and official attraction of NASCAR®; and Americrown Service CorporationSM, a subsidiary that provides catering services, food and beverage concessions, and produces and markets motorsports-related merchandise. In addition, ISC has an indirect 50 percent interest in Motorsports Authentics®, which markets and distributes motorsports-related merchandise licensed by certain competitors in NASCAR racing. For more information, visit the Company’s Web site at www.iscmotorsports.com.
     Statements made in this release that express the Company’s or management’s beliefs or expectations and which are not historical facts or which are applied prospectively are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those contained in or implied by such forward-looking statements. The Company’s results could be impacted by risk factors, including, but not limited to, weather surrounding racing events, government regulations, economic conditions, consumer and corporate spending, military actions, air travel and national or local catastrophic events. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings including, but not limited to, the 10-K and subsequent 10-Qs. Copies of those filings are available from the Company and the SEC. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be needed to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by International Speedway or any other person that the events or circumstances described in such statement are material.
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